EXABYTE CORPORATION

2004 STOCK OPTION PLAN

Effective Date: May 4, 2004

Approved by Stockholders: June 11, 2004

Prepared by

HOLLAND & HART LLP

ATTORNEYS AT LAW

SUITE 3200

555 SEVENTEENTH STREET

DENVER, COLORADO 80202-3979

(303) 295-8000

ASPEN • BILLINGS • BOISE • BOULDER • CASPER • CHEYENNE • COLORADO SPRINGS • DENVER

DENVER TECH CENTER • JACKSON HOLE • SALT LAKE CITY • SANTA FE • WASHINGTON, D.C.

EXABYTE CORPORATION

2004 STOCK OPTION PLAN

TABLE OF CONTENTS

ARTICLE 1.

DEFINITIONS

1.1	Affiliate	1
1.2	Board of Directors	1
1.4	Cause	1
1.4	Change in Control	2
1.5	Code	2
1.6	Committee	2
1.7	Common Stock	2
1.8	Consultant	2
1.9	Continuous Service	2
1.10	Director	3
1.11	Disability	3
1.12	Effective Date	3
1.13	Employee	3
1.14	Exchange Act	3
1.15	Fair Market Value	3
1.16	Option or Stock Option	3
1.17	Option Agreement	3
1.19	Participant	3
1.21	Rule 16b-3	4

ARTICLE 2.

ADMINISTRATION

2.1	Committee	4
2.2	Meetings and Actions	4
2.3	Powers of the Committee	5
2.4	Indemnification	6

ARTICLE 3.

STOCK SUBJECT TO THE PLAN

3.1	Reserved Shares	6
3.2	Individual Limit	6
3.3	Unused Stock	6
3.4	Adjustment for Change in Outstanding Shares.	6
3.5	Retention of Rights	7

ARTICLE 4.

ELIGIBILITY

ARTICLE 5.

STOCK OPTION TERMS

5.1	Grant of Options	7
5.2	Option Agreement	7
5.3	Nontransferability of Options	8
5.4	Manner of Exercise	8
5.5	Discretionary Share Withholding	9
5.6	Termination of Continuous Service	10

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ARTICLE 6.

CHANGE IN CONTROL

6.1	Substitution of Awards	11
6.2	Acceleration of Vesting	11

ARTICLE 7.

ISSUANCE OF SHARES

7.1	Transfer of Shares to Participant	11
7.2	Legend	11
7.3	Compliance with Laws	12

ARTICLE 8.

AMENDMENT AND TERMINATION

8.1	Amendment of the Plan	12
8.2	Termination of the Plan	12

ARTICLE 9.

GENERAL PROVISIONS

9.1	Withholding Obligations	12
9.2	No Employment Rights	13
9.3	Participants in Foreign Countries	13
9.4	Other Employee Benefits	13
9.5	Confidentiality of Information	13
9.6	Severability	13
9.7	Governing Law	13

9.8                                                                                         Use of Proceeds13

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EXABYTE CORPORATION 2004 STOCK OPTION PLAN

INTRODUCTION

The purpose of the Exabyte Corporation 2004 Stock Option Plan (the “Plan”) is to further the growth and development of Exabyte Corporation, a Delaware corporation (the “Company”), by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees and Consultants and retaining existing Employees and Consultants; to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals; to provide incentives for excellence in individual performance; and to promote teamwork.

ARTICLE 1.

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1

Affiliate means, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

1.2	Board of Directors. means the Board of Directors of the Company.
1.3

Cause shall have the meaning given such term in an Optionee’s employment agreement with the Company or any successor entity, if applicable, or if such Optionee has not entered into an employment agreement or such term is not defined therein (as determined in the sole discretion of the Company), shall mean (1) such Optionee’s repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts); (2) such Optionee’s repeated acts of substance abuse that are injurious to the Company or any of its Subsidiaries in any significant respect; (3) such Optionee’s fraud or dishonesty that is injurious to the Company or any of its Subsidiaries in any significant respect; (4) such Optionee’s breach of any material obligation of noncompetition, nondisclosure or confidentiality owed to the Company or any of its Subsidiaries; (5) such Optionee’s breach of fiduciary duty owed to the Company or any of its Subsidiaries; (6) such Optionee’s commission or confession of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations); or (7) such Optionee’s commission or confession of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed, in each case as determined by the Committee (whose determination shall be conclusive and binding). An Optionee who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan. For purposes of this definition, the term “Company” shall also refer to any successor to the Company resulting from a Change in Control.

1.4	Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following:
(a)

A third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than a stockholder of the Company on the Effective Date and/or its Affiliates, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; or

(b)

The consummation of: (i) any merger or consolidation of the Company with another entity, provided that there shall be no change of control if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own, directly or indirectly, more than 50% of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their

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ownership of the voting securities of the Company outstanding immediately before such merger or consolidation; or (ii) any sale, exchange or other disposition of all or substantially all of the Company’s assets.

The Committee’s reasonable determination as to whether such an event has occurred shall be final and conclusive.

1.5	Code. means the Internal Revenue Code of 1986, as amended from time to time.
1.6	Committee means the body that is responsible for the administration of the Plan, as determined pursuant to Section 2.1.
1.7	Common Stock means the Company’s common stock, $.001 par value, and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.
1.8

Consultant means a consultant, agent, advisor or independent contractor who provides service to the Company and who do not receive wages subject to income tax federal withholding under Code Section 3401; provided, however, that such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.9

Continuous Service means that the Optionee’s service with the Company or its Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Optionee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Company or its Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of its Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (a) any leave of absence approved by that party, including sick leave, military leave or any other personal leave, or (b) any transfer between locations of the Company or between the Company, its Affiliates or their successors.

1.10	Director. means a member of the Board of Directors.
1.11	Disability means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3).
1.12	Effective Date. means the effective date of the Plan, as first set forth above.
1.13

Employee means a common law employee of the Company or its Affiliate and any person who has accepted a binding offer of employment from the Company or its Affiliate, but excludes any individual classified by the Company or its Affiliate as an independent contractor or leased employee.

1.14	Exchange Act. means the Securities Exchange Act of 1934, as amended from time to time.
1.15	Fair Market Value. means the value of the Common Stock, determined in accordance with the following:
(a)

Publicly Traded. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, Nasdaq SmallCap Market or OTC Bulletin Board, then the Fair Market Value per share shall be deemed to be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the Common Stock is not listed upon an established stock exchange but is traded in the Nasdaq National Market, the Fair Market Value per share shall be deemed to be the closing price of the Common Stock in the National Market System for the day immediately preceding the day for which the determination is made.

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(b)

Not Publicly Traded. If none of these conditions apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Committee by applying any reasonable valuation method.

1.16

Option or Stock Option means any option granted to an eligible Employee, Director or Consultant under the Plan that is not intended by the Company at the time the option is granted to be an incentive stock option within the meaning of Code Section 422.

1.17	Option Agreement. means the agreement specified in Section 5.2.
1.18

Optionee means any Employee, Director or Consultant who is granted an Option under the Plan. Optionee also means the personal representative of an Optionee and any other person who acquires the right to exercise or receive payment pursuant to an Option by bequest or inheritance.

1.19	Rule 16b-3 means Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.
1.20	Sale of the Company means a Change in Control transaction in which the Common Stock is converted into, or is otherwise entitled to receive, other securities or property.
1.21

Termination Event means, with respect to a particular Optionee (i) termination by the Company or any successor entity of such Optionee’s Continuous Service with the Company or such successor entity other than a termination for Cause; (ii) a material reduction in such Optionee’s base salary without such Optionee’s consent, except in the case of an across-the-board salary reduction for all similarly situated employees; or (iii) in the case of an Optionee that is an executive officer of the Company, a material and permanent reduction in such Optionee’s responsibilities, authorities or duties or a required relocation of such Optionee’s office outside of a 50-mile radius of the Company’s then-current executive office location, in either case without such Optionee’s consent.

ARTICLE 2.

ADMINISTRATION

2.1

COMMITTEE. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. To the extent the Board considers it desirable for transactions relating to an Option to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of a committee of two or more Directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), the Committee shall consist of a committee of two or more Directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

2.2

MEETINGS AND ACTIONS. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Options that may be or have been granted pursuant to the Plan.

2.3	POWERS OF THE COMMITTEE. The Committee shall have the full and exclusive right and authority, in its sole discretion subject to the terms of the Plan:
	(a)	To determine the Employees, Directors and Consultants to whom Options may from time to time be granted;

Exabyte Corporation 2004 Stock Option Plan	3

(b)	To determine the terms and conditions of all Options granted under the Plan, including the number of shares to be covered by each Option, subject to the limitations of Article 3;
(c)	To determine whether, and to what extent and under what circumstances Options may be settled in cash, shares or other property or cancelled or suspended;
(d)

To determine the existence or nonexistence of any fact or status relevant to Options or the rights of Optionees thereunder, including whether a termination of Continuous Service occurs by reason of Cause, retirement, death or Disability;

(e)	To construe and interpret the Plan, any Option Agreement, and any other instrument or agreement entered into under the Plan;
(f)

To adjust performance award criteria or the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

(g)	To make such other determinations and waive such requirements as may be required or permitted by Article 5 or Article 6 or other provisions of the Plan;
(h)	To administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(i)	To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;
(j)	To make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee’s determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final and binding upon all Persons.

2.4

INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, provided that the Company approved such settlement, or paid in satisfaction of a judgment in any such action, suit or proceeding, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right of indemnification shall not apply to any person in his or her capacity as an Optionee under the Plan.

ARTICLE 3.

STOCK SUBJECT TO THE PLAN

3.1

RESERVED SHARES. Subject to the provisions of Section 3.4, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan shall not exceed 25,000,000 shares. Shares that may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose. In addition, the Company may use the

Exabyte Corporation 2004 Stock Option Plan	4

proceeds received from an Optionee upon the exercise of an Option to repurchase shares of Stock in the open market, which shall be available for grant of Options under the Plan.

3.2

INDIVIDUAL LIMIT. Subject to the provisions of Section 3.4, to the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), no Participant shall be eligible to be granted Awards covering more than 8,000,000 shares of Common Stock during any calendar year.

3.3

UNUSED STOCK. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Option), the shares that were subject to such Option (and as to which the Option had not been exercised) shall continue to be available under the Plan.

3.4	ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES.
(a)

In General. If there is any change, increase or decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by the Company, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any Optionee’s rights. In the event of any adjustment in the number of shares of Stock covered by any Option, each such Option shall cover only the number of full shares resulting from such adjustment. The Committee’s determinations in making any adjustment shall be final and conclusive.

(b)

Exceptions to Adjustment. Except as expressly provided herein, the issuance by the Company of shares of Common Stock of any class, or securities convertible into or exchangeable for shares of Common Stock of any class, upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Option granted under the Plan.

3.5

RETENTION OF RIGHTS. The existence of this Plan and any Option granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company’s capital structure or its business, or an merger or consolidation or the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

ARTICLE 4.

ELIGIBILITY

All full-time and part-time Employees who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive any Option under the Plan. Directors and Consultants who are not Employees shall be eligible to receive any Option under the Plan; provided that non-employee Consultants shall not be eligible to participate in the Plan to the extent necessary to meet the requirements of an exemption from securities registration under state law. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

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ARTICLE 5.

STOCK OPTION TERMS

5.1

GRANT OF OPTIONS. The Committee may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted, the number of shares subject to such Options, and the dates on which such Options are to be granted.

5.2

OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted, the number of shares of Common Stock to which that Option pertains, the Option price and such other terms as determined by the Committee. More than one Option, and any combination of Options, may be granted to an eligible person.

	(a)	Option Price. The Option price for Options granted under the Plan shall not be less than 100% of the Fair Market Value of the shares subject to the Option.
	(b)	Duration of Options. Each Option shall be of a duration as specified in the Option Agreement, but in no event to exceed ten years.
	(c)	Vesting. Each Option shall vest as specified in the Option Agreement.
(d)

Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(e)

Other Terms and Conditions. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate to the Optionee’s ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Committee.

5.3

NONTRANSFERABILITY. The Option is not transferable by Optionee other than by Will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee; provided that, with the approval of the Company in its sole and absolute discretion, an Option may be transferred by an Optionee solely to (1) members of the Optionee’s immediate family (children, grandchildren, or spouse); (2) trusts for the benefit of such family members; (3) partnerships or limited liability companies where the only equity owners are such family members; or (4) non-profit charitiable organizations approved by the Company. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

5.4

MANNER OF EXERCISE. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of:

	(a)	a written notice of exercise in a form acceptable to the Committee for a specific number of shares subject to the Option, and
	(b)	payment in full of the Option price of such specific number of shares. Payment for the shares with respect to which an Option is exercised may be made by any one or more of the following means:
(1) cash, negotiable personal check or electronic funds transfer;
(2)

the Committee in its sole discretion may permit payment through tender of unencumbered shares of Common Stock held by the Optionee (which, in the case of an executive officer or director, have been held for not less than six months) valued at their Fair Market Value on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

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(3)

the Committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such shares, together with, if requested by the Committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise; or

		(4)	any other form of legal consideration that may be acceptable to the Committee in its sole discretion.
5.5

DISCRETIONARY SHARE WITHHOLDING. The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering shares of Common Stock in payment of the Option price (the date on which such exercise occurs shall be the “Tax Date”), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, up to the Optionee’s marginal tax rate, by one or both of the following methods:

	(a)	delivering part or all of the payment in previously-owned shares of Common Stock (which shall be valued at their Fair Market Value on the Tax Date);
(b)

requesting the Company to withhold from those shares that would otherwise be received upon exercise of the Option, a number of shares having a Fair Market Value on the Tax Date equal to the amount to be withheld.

The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding shares from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by Optionee under this section is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

5.6

TERMINATION OF CONTINUOUS SERVICE. Any vesting of the Option shall cease upon termination of the Optionee’s Continuous Service (except as provided in Section 5.6(b) below), and the Option shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Option not exercisable as of the date of termination, and any Option or portions thereof not exercised within the period specified herein, shall terminate.

(a)

Termination Other than for Cause. Subject to any limitations set forth in the Option Agreement, and provided that the Notice of Exercise is provided prior to the expiration of the Option, the Optionee shall be entitled to exercise the Option (i) during the Optionee’s Continuous Service, and (ii) for a period of three months after the date of termination of the Optionee’s Continuous Service for reason other than Cause, or such longer period as may be set forth in the Option Agreement.

(b)

Termination by Death. Notwithstanding subsection (a), if an Optionee’s Continuous Service should terminate as a result of the Optionee’s death, the Options held by the Optionee shall continue to vest for a period of six months following such termination and the personal representatives of the Optionee’s estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time prior to 30 days after the expiration of such six-month period, but not later than the expiration date of the Option.

(c)

Termination by Disability. Notwithstanding subsection (a), if an Optionee’s Continuous Service should terminate by reason of the Optionee’s Disability, the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option.

	(d)	Termination for Cause; Breach of Covenant Not to Compete or Nondisclosure Agreement. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Option

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Agreement, unexercised Options granted to the Optionee shall terminate immediately if the Optionee is terminated for Cause, breaches any obligation under a covenant not to compete with the Company or any of its Subsidiaries, or breaches any obligation under an agreement not to use or disclose proprietary information obtained from or through the Company or any of its Subsidiaries, upon such occurrence.

(e)

Extension of Option Termination Date. The Committee, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this section. Such extension may be made in the Option Agreement as originally executed or by amendment to the Option Agreement, either prior to or following termination of an Optionee’s Continuous Service. The Committee shall have no power to extend the termination date of an Option beyond the periods provided in subsections (a), (b) and (c) prior to the termination of the Optionee’s Continuous Service or without the approval of the Optionee, which may be granted or withheld in the Optionee’s sole discretion.

ARTICLE 6.

CHANGE IN CONTROL

6.1

SUBSTITUTION OF OPTIONS. In the event of a Sale of the Company, any surviving corporation or acquiring corporation may elect to assume any outstanding Option under the Plan or substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Sale of the Company) for those outstanding under the Plan. Prior to a Sale of the Company, the Committee may, in its sole discretion, and without the consent of Optionees, terminate any or all unexercised Options in exchange for consideration similar to that received by stockholders of Common Stock of the Company in the Sale of the Company transaction, less the Option price.

6.2

ACCELERATION OF VESTING. Notwithstanding any vesting requirements contained in the Plan and except as may be otherwise provided in an Optionee’s Option Agreement, upon the occurrence of a Change in Control and the occurrence of a Termination Event with respect to an Optionee within one year after such Change in Control, all outstanding Options held by such Optionee shall vest and become exercisable in full. In the event of a Sale of the Company, the Committee may, upon written notice to all Optionees holding Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or such Options will terminate. In response to such a notice, an Optionee may make an irrevocable election to exercise the Optionee’s Option contingent upon and effective as of the effective date of the Sale of the Company. If applicable, with respect to any Option that is not assumed by the surviving entity, such Option shall terminate if not exercised prior to such Sale of the Company. The Committee may, in its sole discretion, accelerate the vesting of any outstanding Option in connection with any Change in Control, whether or not consummated.

ARTICLE 7.

ISSUANCE OF SHARES

7.1

TRANSFER OF SHARES TO OPTIONEE. As soon as practicable after an Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 5.2 with respect to an Option, the Company shall register a certificate in such Optionee’s name for the number of shares of Common Stock as to which the Option has been exercised and shall, upon the Optionee’s request, deliver such certificate to the Optionee. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares on the date of exercise, as applicable. To the extent required by applicable state securities law, the Optionee shall become entitled to receive financial statements of the Company at least annually.

7.2

LEGEND. All certificates evidencing shares of Common Stock originally issued pursuant to this Agreement or subsequently transferred to any person or entity, and any shares of capital stock received in respect

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thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Optionee or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

7.3

COMPLIANCE WITH LAWS. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares. If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares upon exercise of Options, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such Options unless and until such authority is obtained.

ARTICLE 8.

AMENDMENT AND TERMINATION

8.1

AMENDMENT OF THE PLAN. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall materially diminish or impair the rights under an Option previously granted. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options in substitution therefor, except that no such action shall materially diminish or impair the rights under an Option previously granted without the consent of the Optionee.

8.2

TERMINATION OF THE PLAN. This Plan shall not have any fixed Termination Date. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.

ARTICLE 9.

GENERAL PROVISIONS

9.1

WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company or its Affiliate) or by a combination of such means (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock (valued at Fair Market Value) from the shares of Common Stock otherwise issuable to the Optionee pursuant to Section 5.5; or (c) delivering to the Company owned and unencumbered shares of Common Stock (valued at Fair Market Value).

9.2

NO EMPLOYMENT RIGHTS. Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee’s Continuous Service by the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

9.3

OPTIONEES IN FOREIGN COUNTRIES. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

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9.4

OTHER EMPLOYEE BENEFITS. Unless so provided by the applicable plan, the amount of compensation deemed to be received by an Optionee as a result of the exercise of an Option shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

9.5

CONFIDENTIALITY OF INFORMATION. Information regarding the grant of Options under this Plan is confidential and may not be shared with anyone other than the Optionee’s immediate family and personal financial advisor and other person(s) designated by Optionee by power of attorney or assignment.

9.6

SEVERABILITY. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

9.7

GOVERNING LAW. This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

9.8	USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

Adopted as of the Effective Date as first set forth above.

Exabyte Corporation

By:__________________________

Title: Corporate Secretary

Exabyte Corporation 2004 Stock Option Plan	10